UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): December 1, 2023

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.         Unregistered Sales of Equity Securities.
As described in Item 5.02 below, on December 1, 2023, IZEA issued performance-based and time-based restricted stock units (“RSUs”) with respect to up to a total of 338,354 shares of IZEA common stock to new employees of IZEA or its subsidiaries in connection with the acquisition of Hoozu Holdings Ltd and the asset purchase of another company.
The RSUs were granted in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, with respect to offshore issuances, Regulation S promulgated under the Securities Act. The securities have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information set forth below in Item 5.02 with respect to IZEA’s grants of inducement awards are incorporated herein by reference.
Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2023, the IZEA Board of Directors adopted the IZEA Worldwide, Inc. 2023 Inducement Plan (the “Inducement Plan”) to accommodate equity grants to new employees hired by IZEA in connection with acquisition transactions, including the Hoozu acquisition. Under the Inducement Plan, IZEA may grant restricted stock units (“RSUs”), including performance-based and time-based RSUs, with respect to up to a total of 1,800,000 shares of IZEA common stock to new employees of IZEA or its subsidiaries. Pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules, the Inducement Plan was adopted without stockholder approval. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan can only be made to individuals not previously employees or non-employee directors of IZEA (or following such individuals’ bona fide period of non-employment with IZEA), as an inducement material to the individuals’ entry into employment with IZEA or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the NASDAQ Listing Rules.
On December 1, 2023, the IZEA Board approved the grant of inducement awards under the IZEA Worldwide, Inc. 2023 Inducement Plan to five employees of Hoozu consisting of an aggregate of 328,354 performance-based RSUs as inducement awards material to such employees’ entering into employment with IZEA, pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules. The RSU grants, which vest in annual increments over a three-year performance period based upon the achievement of certain revenue and profitability metrics, represent the maximum number of shares that can be earned under the awards. Vesting is also subject to the recipient’s continued service through each annual vesting date. Unearned RSUs will be forfeited if the minimum revenue in each period is not achieved. Each award is subject to the terms and conditions of the Inducement Plan and the terms and conditions of the applicable RSU award agreement covering the grant.
Separately, on December 1, 2023, the IZEA Board approved the grant of an inducement award under the Inducement Plan in connection with the asset purchase of another company consisting of 10,000 time-based RSUs as an inducement award material to such employee’s entering into employment with IZEA.
The foregoing summary of the Inducement Plan and inducement awards is qualified in its entirety by reference to the Inducement Plan and the forms of award agreements thereunder, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Pursuant to 5635(c)(4) of the NASDAQ Listing Rules, on December 6, 2023, IZEA issued a press release announcing the grant of the inducement awards under the Inducement Plan, which is filed as Exhibit 99.1 to this Current Report.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	IZEA Worldwide, Inc. 2023 Inducement Plan.
10.2	Form of Performance-Based Restricted Stock Unit Award Agreement under IZEA Worldwide, Inc. 2023 Inducement Plan.
10.3	Form of Time-Based Restricted Stock Unit Award Agreement under IZEA Worldwide, Inc. 2023 Inducement Plan.
99.1	Press release issued by IZEA Worldwide, Inc. on December 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: December 6, 2023	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy Chief Executive Officer